Exhibit 14(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions “Comparison of the Funds—Financial Highlights,” “Independent Auditors”, “Exhibit 1, Agreement and Plan of Reorganization, Representations and Warranties of Acquired Fund” and “Exhibit 1, Agreement and Plan of Reorganization, Acquiring Fund Conditions”, and to the incorporation by reference of our report dated February 4, 2003 for Mercury International Value V.I. Fund in the Registration Statement (Form N-14 Investment Company Act File No. 333-108220) and related Joint Proxy Statement and Prospectus of Mercury Variable Trust, Mercury V.I. Funds, Inc., and Merrill Lynch Variable Series Funds, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP MetroPark, New Jersey October 10, 2003